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                                                                      Exhibit 16

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

June 25, 2002

Dear Sir/Madam:

We have read the first four paragraphs of Item 4 included in the Form 8-K dated June 21, 2002, of Saul Centers, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/  Arthur Andersen LLP
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     Arthur Andersen LLP


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